SERIES C PREFERRED STOCK PURCHASE AGREEMENT

February 3, 2006

David Weiker, Sr. (the "Purchaser") hereby purchases from Robert Simpson (the "Seller"), and the Seller hereby sells to the Purchaser 10,000,000 shares (the "Shares") of Series C Preferred Stock, par value $0.001 ("Preferred Stock") of Zann Corp., a Nevada corporation (the "Company"), for an aggregate purchase price of $500,000.00 (the "Purchase Price"), which amount shall be payable by means of Purchaser's payment to Seller of a $50,000 in cash, which amount Purchaser has previously paid to Seller as a non-refundable deposit, and Purchaser's delivery to Seller of that certain secured interest bearing promissory note in the original principal amount of $450,000 (the "Note"), a copy of which is annexed hereto as Exhibit A. The Purchaser acknowledges receipt of a stock certificate representing the Shares (a copy of which is annexed hereto as Exhibit B) and the Seller acknowledges receipt from the Purchaser of the Purchase Price.

1.   Acknowledgement Regarding Purchase Price. The Purchaser acknowledges that the Purchase Price is not based on an independent valuation of the Shares and may not reflect the fair market value of the Shares. The Purchaser acknowledges that the Company may immediately sell additional equity at a lower valuation or may be acquired in a transaction that values its Common Stock at a lower valuation than the Purchase Price. The Purchaser further acknowledges that neither the Seller nor the Company has made any representations and warranties to the Seller with respect to the Purchase Price or the transactions contemplated herein, that the Purchaser's decision to enter into the transactions contemplated herein is based on the Purchaser's own evaluation of the risks and merits of the Company's business activities, and that the Purchaser assumes the risk that the Purchase Price may not reflect the fair market value of the Shares or the value of the Shares pursuant to any other valuation basis.

2.   Investor Representations. The Purchaser hereby represents and warrants to the Seller as follows:

(a)  Accredited Investor. I am an "accredited investor" within the meaning of Regulation D, Rule 501(a), promulgated by the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), and shall submit to the Company such further assurances of such status as may be reasonably requested by the Company.

(b)  I am Purchasing for Investment. I am purchasing the Shares solely for investment purposes, and not for further distribution. My entire legal and beneficial ownership interest in the Shares is being purchased and shall be held solely for my account, except to the extent I intend to hold the Shares jointly with my spouse. I am not a party to, and do not presently intend to enter into, any contract or other arrangement with any other person or entity involving the resale, transfer, grant of participation with respect to or other distribution of any of the Shares. My investment intent is not limited to my present intention to hold the Shares for the minimum capital gains period specified under any applicable tax law, for a deferred sale, for a specified increase or decrease in the market price of the Shares, or for any other fixed period in the future.

(c)  I Know the Shares are Restricted Securities. I understand that the Shares are "restricted securities" in that the sale of the Shares to me has not been registered under the Securities Act in reliance upon an exemption for non-public offerings. In this regard, I also understand and agree that:

(d)  I must hold the Shares indefinitely, unless any subsequent proposed resale by me is registered under the Securities Act, or unless an exemption from registration is otherwise available (such as Rule 144);

(e)  the Company is under no obligation to register any subsequent proposed resale of the Shares by me; and

(f)  the certificate evidencing the Shares will be imprinted with a legend which prohibits the transfer of the Shares unless such transfer is registered or such registration is not required in the opinion of counsel for the Company.

(g)  / am Familiar With Rule 144. I am familiar with Rule 144 adopted under the Securities Act, which in some circumstances permits limited public resales of "restricted securities" like the Shares acquired from an issuer in a non-public offering. I understand that my ability to sell the Shares under Rule 144 in the future is uncertain, and will depend upon, among other things: (i) the availability of certain current public information about the Company; (ii) the resale occurring more than one year after my purchase and full payment (within the meaning of Rule 144) for the Shares; and (iii) if I am an affiliate of the Company, or a non-affiliate who has held the Shares less than two years after my purchase and full payment: (A) the sale being made through a broker in an unsolicited "broker's transaction" or in transactions directly with a market maker, as said term is defined under the Securities Exchange Act of 1934, as amended, (B) the amount of Shares being sold during any three month period not exceeding the specified limitations stated in Rule 144, and (C) timely filing of a notice of proposed sale on Form 144, if applicable.

(h)  / Know Rule 144 May Never be Available. I understand that the requirements of Rule 144 may never be met, and that the Shares may never be saleable. I further understand that at the time I wish to sell the Shares, there may be no public market for the Company's stock upon which to make such a sale, or the current public information requirements of Rule 144 may not be satisfied, either of which would preclude me from selling the Shares under Rule 144 even if the one-year minimum holding period had been satisfied.

(i)  I Know I am Subject to Further Restrictions on Resale. I understand that in the event Rule 144 is not available to me, any future proposed sale of any of the Shares by me will not be possible without prior registration under the Securities Act, compliance with some other registration exemption (which may or may not be available), or each of the following: (i) my written notice to the Company containing detailed information regarding the proposed sale, (ii) my providing an opinion of my counsel to the effect that such sale will not require registration, and (iii) the Company notifying me in writing that its counsel concurs in such opinion. I understand that neither the Company nor its counsel is obligated to provide me with any such opinion. I understand that although Rule 144 is not exclusive, the Staff of the SEC has stated that persons proposing to sell private placement securities other than in a registered offering or pursuant to Rule 144 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales, and that such persons and their respective brokers who participate in such transactions do so at their own risk.

(j)  Residence. The address of my principal residence is set forth on the signature page below.

3.   Seller Representations. The Seller hereby represents and warrants to the Purchaser as follows:

(a)   Authorization; Enforcement, (a) The Seller has the requisite power and authority to enter into and perform this Agreement and to sell the Shares in accordance with the terms hereof, (b) no consent or authorization of any party is required for the Seller to execute and deliver this Agreement and to consummate the transactions contemplated hereby, including the transfer of the Shares, and (c) this Agreement constitutes a valid and binding obligation of the Seller enforceable against the Seller in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of creditors' rights and remedies or by other equitable principles of general application.

(b)   Ownership of Common Shares. Seller is the sole record and beneficial owner of the Shares. The Shares are validly issued and fully paid and nonassessable. The Shares are free and clear of any lien, encumbrance, option, charge, equity or restriction, other than restrictions set forth herein; provided, however, that the Shares may be subject to restrictions on transfer under state and/or federal securities laws as set forth herein. The sale of the Shares is not subject to rights of first refusal.

(c)   No Conflicts of the Seller. The execution, delivery and performance of this Agreement by the Seller and the consummation by the Seller of the transactions contemplated hereby do not and will not conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture, patent, patent license or instrument to which the Seller or any of its subsidiaries is a party, or result in a violation of any federal, state, local or foreign law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations) applicable to the Seller or by which any property or asset of the Seller is bound or affected.

(d)   Opportunity to Consult with Advisors. The Seller has properly evaluated the merits and risks of selling the Shares and can protect his own interests in this regard, whether by reason of his own business and financial expertise, the business and financial expertise of certain professional advisors unaffiliated with the Company with whom Seller has consulted, or Seller's preexisting business or personal relationship with the Company or any of its officers, directors or controlling persons.

4.   No Right of First Refusal. The Company and the Seller hereby acknowledge that the Shares are not subject to any right of first refusal in favor of the Company or any other party.

5.   Indemnification. Purchaser and Seller agree, and Purchaser shall cause the Company to agree, that all rights to indemnification now existing in favor of Seller as provided in the Company's articles of incorporation or bylaws, or otherwise, as in effect on the date of this Agreement, shall continue in full force and effect for a period of 6 years after the date hereof; provided however, that, in the event any claim or claims are asserted or made within such six (6)-year period, all rights to indemnification in respect of any such claim or claims shall continue to disposition of any and all such claims. In the event that Seller becomes involved in any capacity in any claim, suit, action, proceeding, investigation or inquiry (including, without limitation, any shareholder or derivative action or arbitration proceeding) (collectively, a "Proceeding") arising out of or based upon this Agreement, the Note or the Security Agreement or arising out of the matters contemplated herein or therein, Purchaser agrees, and Purchaser shall cause the Company to agree, to indemnify, defend and hold Seller harmless to the fullest extent permitted by law, from and against any losses, claims, damages, liabilities and expenses in connection with any matter in any way relating to or referred to in this Agreement or arising out of the matters contemplated herein or therein. The foregoing indemnification clause shall be in addition to any rights that Seller may have.

6.   Assumption of Liabilities. Purchaser shall assure that after the date hereof the Company will discharge the liabilities of the Company listed as Exhibit C annexed hereto (the "Liabilities") as they mature and not allow the Liabilities to become delinquent or accrue penalties thereon.

7.   Miscellaneous. This agreement shall be governed in all respects by the laws of the State of Nevada without regard to principles of conflicts of laws. The representations, warranties, covenants and agreements made in this agreement shall survive any investigation made by any party hereto and the closing of the transactions contemplated hereby. Except as otherwise provided in this agreement, the provisions of this agreement shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties to this agreement. This agreement and the Note and their respective exhibits (including that certain Security Agreement, dated the date hereof, by and between Purchaser and Seller (the "Security Agreement")) constitute the full and entire understanding and agreement between the parties with regard to the subject matter hereof and thereof, and supersede all prior agreements, and no party shall be liable or bound to any other party in any manner by any warranties, representations or covenants except as specifically set forth herein or therein. Except as expressly provided in this agreement, none of this agreement, the Note or the Security Agreement, nor any term hereof or thereof may be amended, waived, discharged or terminated other than by a written instrument signed by the party against whom enforcement of any such amendment, waiver, discharge or termination is sought. The parties acknowledge and agree that the provisions of Sections 5 and 6 hereof shall survive the Closing. This agreement may be executed in any number of counterparts, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument. Facsimile copies of signed signature pages shall be binding originals.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, this Series C Preferred Stock Purchase Agreement is executed effective as of the date first written above.

SELLER:

/s/ Robert Simpson
Seller's Signature

Robert Simpson
Print Name

PURCHASER:

/s/ David Weiker, Sr.
Purchaser's Signature

David Weiker, Sr.
Print Name

Address of Purchaser's Principal Residence

1506 Elfstone Ct
Casselberry FL 32707